UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     August 31, 2011

     EMERGING CTA PORTFOLIO L.P.
(Exact name of registrant as specified in its charter)

New York	000-53211	04-3768983
(State or other	(Commission File	(IRS Employer
jurisdiction of incorporation)	Number)	Identification No.)

c/o Ceres Managed Futures LLC
522 Fifth Avenue - 14th Floor
New York, New York 10036
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                                                                                                 (212) 296-1999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02       Unregistered Sales of Equity Securities

On September 1, 2011, the registrant issued 1,023.9642 units of limited partnership interest (“Units”) in exchange for $1,549,708 in a transaction that was not registered under the Act.  The Units were issued in reliance upon applicable exemptions from registration under Section 4(2) of the Act and Section 506 of Regulation D promulgated thereunder.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The registrant does not have a board of directors.  The registrant’s general partner, Ceres Managed Futures LLC (“CMF”), is managed by a board of directors.

Effective August 31, 2011, Ms. Jennifer Magro resigned as Chief Financial Officer and a director of CMF.

Effective September 1, 2011, Mr. Brian Centner was appointed Chief Financial Officer of CMF.  Mr. Centner, age 33, has been the Chief Financial Officer of CMF since September 2011.  From July 2009 through the present, Mr. Centner has been employed by Morgan Stanley Smith Barney LLC, a financial services firm, where his responsibilities include oversight of accounting and financial and regulatory reporting of CMF’s managed futures funds.  From February 2003 through July 2009, Mr. Centner was employed by Citi Alternative Investments (“CAI”), a division of Citigroup Inc. (“Citigroup”), a financial services firm, which administered Citigroup’s hedge fund and fund of funds business, where he served as Senior Vice President responsible for the accounting and financial and regulatory reporting of CAI’s managed futures funds.  From June 2002 through February 2003, Mr. Centner was employed by KPMG LLP, a U.S. audit, tax and advisory services firm, as a Senior Associate within the Investment Management division, where his responsibilities included performing audits and attestation services for financial services firms.  From September 2000 through June 2002, Mr. Centner was employed by Arthur Andersen LLP, a U.S. audit, tax and advisory services firm, where he served in the Financial Services division and his responsibilities included performing audits and attestation services for financial services firms.  Mr. Centner earned his Bachelor of Science degree in Accounting in May 2000 from Binghamton University and his Master of Business Administration degree in May 2011 from New York University’s Leonard N. Stern School of Business.  Mr. Centner is a Certified Public Accountant.

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective September 6, 2011, the person to whose attention the Secretary of State of the State of New York shall mail a copy of any process served against the registrant is Walter Davis.  On September 6, 2011, CMF filed with the Secretary of State of the State of New York a Certificate of Amendment to the Certificate of Limited Partnership for the registrant noting the aforementioned change.

Additionally, on September 1, 2011, the Registrant’s limited partnership agreement (the “Agreement”) was amended and restated to offer multiple classes of Units, and to incorporate other minor revisions into the Agreement.

Item 9.01       Financial Statements and Exhibits

(d)           Exhibits.

The following exhibits are filed herewith.

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Limited Partnership of Emerging CTA Portfolio L.P. dated September 2, 2011.
3.2	Third Amended and Restated Limited Partnership Agreement of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING CTA PORTFOLIO L.P.

By: Ceres Managed Futures LLC, General Partner

By  /s/ Walter Davis
Walter Davis
      President and Director

Date: September 7, 2011